Exhibit 1.1

EXECUTION COPY

HOSPIRA, INC.

$375,000,000 Floating Rate Notes Due 2010
$500,000,000 5.55% Notes Due 2012
$550,000,000 6.05% Notes Due 2017

UNDERWRITING AGREEMENT

March 20, 2007

March 20, 2007

To the Managers named in Schedule I hereto
for the Underwriters named in Schedule II hereto

Ladies and Gentlemen:

Hospira, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule III hereto (the “Underwriters”), for whom you are acting as managers (the “Managers”), the principal amount of its debt securities identified in Schedule I hereto (the “Securities”), to be issued under the indenture specified in Schedule I hereto (the “Indenture”) between the Company and the Trustee identified in such Schedule (the “Trustee”).  If the firm or firms listed in Schedule III hereto include only the Managers listed in Schedule I hereto, then the terms “Underwriters” and “Managers” as used herein shall each be deemed to refer to such firm or firms.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, (the file number of which is set forth in Schedule I hereto) on Form S-3, relating to the Securities, to be issued from time to time by the Company.  The registration statement as amended to the date of this Agreement, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement,” and the related prospectus covering the Securities dated March 7, 2007 is hereinafter referred to as the “Basic Prospectus.”  The Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Securities in the form first used to confirm sales of the Securities (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means any preliminary form of the Prospectus.  For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the the preliminary prospectus together with the free writing prospectuses, if any, each identified in Schedule I hereto.  As used herein, the terms “Registration Statement,” “Basic Prospectus”, “preliminary prospectus,” “Time of Sale Prospectus” and Prospectus shall include the documents, if any, incorporated by reference therein.  The terms “supplement,” “amendment,” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus, any preliminary prospectus or free writing prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

1.             Representations and Warranties.  The Company represents and warrants to and agrees with each of the Underwriters that:

(a)           The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.  If the Registration Statement is an automatic shelf registration statement as defined in Rule 405 under the Securities Act, the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) eligible to use the Registration Statement as an automatic shelf registration statement and the Company has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement.

(b)           (i)  Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement as of the date hereof does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) the Registration Statement and the Prospectus comply, and as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (v) the Time of Sale Prospectus does not, and at the time of each sale of the Securities in connection with the offering when the Prospectus is not yet available to prospective purchasers, the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (vi) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to (A) statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Managers expressly for use therein or (B) that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), of the Trustee.

(c)           The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act.  Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.  Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.  Except for the free writing prospectuses, if any, identified in Schedule I hereto, and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(d)           The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(e)           Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02(w) of Regulation S-X promulgated under the Securities Act) has been duly incorporated or formed, is validly existing as a corporation or limited liability company in good standing under the laws of the jurisdiction of its incorporation or formation, has the power and authority, corporate or other, to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock or membership interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims.

(f)            This Agreement has been duly authorized, executed and delivered by the Company.

(g)           The Company has an authorized capitalization as set forth in the Time of Sale Prospectus and the Prospectus, and all issued shares of common stock of the Company outstanding on the date hereof have been duly authorized and are validly issued, fully paid and non-assessable.

(h)           The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and general principles of equity.

(i)            The Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be valid and binding obligations of the Company, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of equity, and will be entitled to the benefits of the Indenture subject to applicable bankruptcy insolvency and similar laws affecting creditors’ rights generally and general principles of equity.

(j)            The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Indenture and the Securities will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Indenture or the Securities, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities.

(k)           Except as set forth in the Time of Sale Prospectus and the Prospectus, there has not occurred any material adverse change in the condition, financial or otherwise, or in the earnings, business, properties or operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”), or any development which would reasonably be expected to have a Material Adverse Effect, from that set forth in the Time of Sale Prospectus; except as disclosed in the Prospectus and the Time of Sale Prospectus, neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Time of Sale Prospectus and the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, which would reasonably be expected to have a Material Adverse Effect; and except as set forth in the Time of Sale Prospectus, since the date as of which information is given in the Time of Sale Prospectus, there has not been any material change in the consolidated capital stock or any material increase in the consolidated long-term debt of the Company and its subsidiaries.

(l)            There are no legal or governmental proceedings or investigations pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject (including, without limitation, any proceedings before the United States Food and Drug Administration or comparable, state, local or foreign governmental bodies or any investigations related to Medicare reimbursement), (i) other than proceedings accurately described in all material respects in the Time of Sale Prospectus and the Prospectus and proceedings that would not reasonably be expected to have a Material Adverse Effect, or a material adverse effect on the power or ability of the Company to perform its obligations under this Agreement, the Indenture or the Securities or to consummate the transactions contemplated by the Time of Sale Prospectus or (ii) that are required to be described in the Registration Statement or the Prospectus and are

not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(m)          Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(n)           The Company and its subsidiaries (i) are in compliance with all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, have a Material Adverse Effect.

(o)           There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect.

(p)           Except as noted therein, the consolidated financial statements, and the related notes thereto, included or incorporated by reference in the Time of Sale Prospectus and the Prospectus present fairly the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and changes in their consolidated cash flows for the periods specified; and such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis; and the pro forma financial information, and the related notes thereto, included or incorporated by reference in the Time of Sale Prospectus and the Prospectus, fairly present in all material respects the information contained therein and have been prepared on a reasonable basis using reasonable assumptions and on a basis consistent with the segment accounting principles and policies of the Company reflected in such financial statements.

(q)           The Company and its subsidiaries (i) make and keep accurate books and records in all material respects and (ii) maintain internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management’s authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management’s authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any difference.

(r)            The Company has established, maintains and will maintain disclosure controls and procedures (as defined in Rule 13a-14 of the Exchange Act) which are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported in accordance with the Exchange Act and the rules and regulations thereunder.  The Company has carried out and will carry out evaluations, under the supervision and with the participation of the Company’s management, of the effectiveness of the design and operation of the Company’s disclosure controls and procedures in accordance with Rule 13a-15 of the Exchange Act.

(s)           The Company has good and marketable title to all assets owned by it, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by it.

(t)            Except as set forth in the Time of Sale Prospectus and the Prospectus, the Company and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company, would individually or in the aggregate, have a Material Adverse Effect.

(u)           The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Time of Sale Prospectus and the Prospectus, will not be required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(v)           The Company and, to the knowledge of the Company, its affiliates have not taken and will not take, directly or indirectly, any action designed to cause, or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Securities.

(w)          The Company or, to the knowledge of the Company, any other person associated with or acting on behalf of the Company including, without limitation, any director, officer, agent or employee of the Company or its subsidiaries, has not, directly or indirectly, while acting on behalf of the Company or its subsidiaries (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; (iii)

violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any other unlawful payment.

(x)            The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with applicable financial record keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending, or to the knowledge of the Company, threatened.

(y)           Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

2.             Agreements to Sell and Purchase.  The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective principal amounts of Securities set forth in Schedule III hereto opposite its name at the purchase price set forth in Schedule I hereto.

3.             Public Offering.  You have advised the Company that the Underwriters propose to make a public offering of their respective portions of the Securities as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable.  You have advised the Company that the Securities are to be offered to the public upon the terms set forth in the Prospectus.

4.             Payment and Delivery.  Payment for the Securities shall be made to the Company by wire transfer of immediately available funds in New York City on the closing date and time set forth in Schedule I hereto, or at such other time on the same or such other date, not later than the fifth business day thereafter, as may be designated in writing by you.  The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for the Securities shall be made against delivery to you on the Closing Date for the respective accounts of the several Underwriters of the Securities registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date, with any transfer taxes payable in connection with the transfer of the Securities to the Underwriters duly paid.

5.             Conditions to the Underwriters’ Obligations.  The several obligations of the Underwriters to purchase and pay for the Securities on the Closing Date are subject to the following conditions:

(a)           Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i)            there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded securities of the Company or any of its subsidiaries or for the rating outlook for any of them by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act;  and

(ii)           there shall not have occurred any change, or any development which would reasonably be expected to have a change, in the condition, financial or otherwise, or in the earnings, business, properties or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) and the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable or inadvisable to market the Securities on the terms and in the manner contemplated in the Time of Sale Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) and the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

(b)           The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company who has specific knowledge of the Company’s financial matters, and is reasonably satisfactory to the Underwriters, to the effect set forth in Section 5(a)(i) and (ii) to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied in all material respects with all of the agreements and satisfied in all material respects all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c)           The Underwriters shall have received on the Closing Date an opinion of Mayer, Brown, Rowe & Maw LLP, outside counsel for the Company, dated the Closing Date, to the effect set forth in Exhibit A hereto.

(d)           The Underwriters shall have received on the Closing Date an opinion of Brian J. Smith, General Counsel of the Company (or such other person who shall be General Counsel of the Company on the Closing Date), dated the Closing Date, to the effect set forth in Exhibit B hereto.

(e)           The Underwriters shall have received on the Closing Date an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to such matters as the Underwriters may reasonably request, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(f)            The Underwriters shall have received, on each of the date hereof and the Closing Date, letters dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from each of Deloitte & Touche LLP, independent public accountants to the Company and KPMG, independent public accountants to Mayne Pharma Limited, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letters delivered on the Closing Date shall use a “cut off date” not earlier than the date hereof.

The Company will furnish the Underwriters with such conformed copies of such opinions, certificates, letters and documents as the Underwriters reasonably request.  The Underwriters may in their sole discretion waive compliance with any conditions to the obligations of the Underwriters hereunder.

6.             Covenants of the Company.  The Company covenants with each Underwriter as follows:

(a)           To furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(e), a signed copy of the Registration Statement (including exhibits thereto and documents incorporated by reference therein) and to deliver to each of the Underwriters during the period mentioned in Section 6(e) or 6(f) below, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b)           Prior to the termination of the offering of the Securities, before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object in writing (with the exception of any filing required pursuant to the Exchange Act).

(c)           To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object in writing.

(d)           Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e)           If the Time of Sale Prospectus is being used to solicit offers to buy the Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the reasonable opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f)            If, during such period after the first date of the public offering of the Securities as in the reasonable opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, not misleading, or if, in the reasonable opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Securities may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g)           To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request and to continue such qualifications, if any, in effect so long as required for the initial resale of the Securities by the Underwriters; provided that the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or subject itself to taxation in a jurisdiction in which it is not otherwise subject to tax.

(h)           To make generally available to the Company’s security holders and to you as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i)            Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all reasonable expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Securities under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Securities (within the time required by Rule 456(b)(1), if applicable), all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Securities to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Securities under state securities laws and all reasonable expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 6(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Securities by the National Association of Securities Dealers, Inc., (v) any fees charged by the rating agencies for the rating of the Securities, (vi) the cost of the preparation, issuance and delivery of the Securities, (vii) the costs and charges of any trustee, transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, reasonable expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants (other than the Underwriters) engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section.  It is understood, however, that except as provided in this Section, Section 8 entitled “Indemnity and Contribution,” and the last paragraph of Section 10 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, transfer taxes payable on resale of any of the Securities by them and any advertising expenses connected with any offers they may make.

(j)            If the third anniversary of the initial effective date of the Registration Statement occurs before all the Securities have been sold by the Underwriters, prior to the third anniversary to file a new shelf registration statement and to take any other action necessary to permit the public offering of the Securities to continue without interruption; references herein to the Registration Statement shall include the new registration statement declared effective by the Commission;

(k)           During the period beginning on the date hereof and continuing to and including the Closing Date, the Company will not, without the prior written consent of Morgan Stanley & Co. Incorporated (“Morgan Stanley”) on behalf of the Underwriters, offer, sell, contract to sell or otherwise dispose of any debt securities of the Company or warrants to purchase or otherwise acquire debt securities of the Company substantially similar to the Securities (other than the sale of the Securities under this Agreement).

(l)            To prepare a final term sheet relating to the offering of the Securities, containing only information that describes the final terms of the Securities, substantially in the form of Schedule II hereto and consented to by the Managers, and to file such final term sheet within the period required by Rule 433(d)(5)(ii) under the Securities Act following the date the final terms have been established for the offering of the Securities.

(m)          Not to take any action prohibited by Regulation M under the Exchange Act in connection with the distribution of the Securities contemplated hereby.

(n)           The Company shall use the proceeds from the sale of the Securities in the manner described in the Time of Sale Prospectus and the Prospectus.

7.             Covenants of the Underwriters.  (a) Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter other than information contained in the final term sheet relating to the offering of the Securities prepared in accordance with Section 6(k) herein.

(b)           Each Underwriter covenants and agrees with the Company that such Underwriter (i) will not enter into a contract of sale with any prospective purchaser of the Securities until the Time of Sale Prospectus has been conveyed to the prospective purchaser and (ii) will deliver the Prospectus or a notice pursuant to Rule 173(a) under the Securities Act to any prospective purchaser of the Securities to the extent required under applicable law.

8.             Indemnity and Contribution.  (a)  The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act, or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) arising out of or caused by (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, arising out of or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through Morgan Stanley expressly for use therein.

(b)           Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus or the Prospectus or any amendment or supplement thereto.

(c)           In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding.  In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred.  Such firm shall be designated in writing by the Manager authorized to appoint counsel under this Section set forth in Schedule I hereto, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b).  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d)           To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters bear to the aggregate initial public offering price of the Securities as set forth in the Prospectus.  The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective principal amounts of Securities they have purchased hereunder, and not joint.

(e)           The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)            The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Securities.

(g)           The Company and Underwriters agree that the only information furnished by the Underwriters to the Company expressly for use in the preliminary prospectus or the Prospectus is (i) the names of the Underwriters on the cover page, (ii) the first paragraph of text under the caption “Underwriting”, concerning the names of the Underwriters and the principal amounts of the Securities purchased, (iii) the first sentence of the fifth paragraph of text under the caption “Underwriting”, concerning the terms of the offering by the Underwriters and (iv) the seventh paragraph of text under the caption “Underwriting”, concerning short sales, stabilizing transactions and purchases to cover positions created by short sales by Underwriters.

9.             Termination.  The Underwriters may terminate this Agreement by notice given by you to the Company, if  after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over the counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States or other relevant jurisdiction shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State or relevant foreign country authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, currency exchange rates or controls or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the Time of Sale Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) or the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

10.           Effectiveness; Defaulting Underwriters.  This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Securities that it has or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one tenth of the aggregate principal amount of the Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of Securities set forth opposite their respective names in Schedule III bears to the aggregate principal amount of Securities set forth opposite the names of all such non defaulting Underwriters, or in such other proportions as the Managers may specify, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one ninth of such principal amount of Securities without the written consent of such Underwriter.  If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Securities and the aggregate principal amount of Securities with respect to which such default occurs is more than one tenth of the aggregate principal amount of Securities to be purchased on such date, and arrangements satisfactory to the Managers and the Company for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non defaulting Underwriter or the Company.  In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, the Time of Sale Prospectus, the Prospectus or any other documents or arrangements may be effected.  Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out of pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

11.           Entire Agreement.  (a)  This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Securities, represents the entire agreement between the Company and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Securities.

(b)           The Company acknowledges that in connection with the offering of the Securities: (i) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company.  The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Securities.

12.           Counterparts.  This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

13.           Applicable Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

14.           Headings.  The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

15.           Notices.  All notices and communications hereunder shall be in writing and mailed or delivered or by telephone is subsequently confirmed in writing, (a) if to the Underwriters, c/o Morgan Stanley & Incorporated, 1585 Broadway, 29th Floor, New York, NY 10036, Attention: Investment Banking Division, c/o ABN AMRO Incorporated, 55 East 52nd Street, New York, NY 10055, Attention: Debt Capital Markets and c/o Citigroup Global Markets Inc., 388 Greenwich Street, New York, NY 10013, Attention: General Counsel and (b) if to the Company, to 275 North Field Road, Lake Forest, IL 60045, Attention: Treasurer.

Very truly yours,

Hospira, Inc.

By: /s/ Thomas E. Werner
Name:	Thomas E. Werner
Title:	Senior Vice President, Finance, and Chief Financial Officer

Accepted as of the date hereof

Morgan Stanley & Co. Incorporated
ABN AMRO Incorporated
Citigroup Global Markets Inc.

Acting severally on behalf of themselves
and the several Underwriters named in
Schedule III hereto

By:	Morgan Stanley & Co. Incorporated

By:	/s/ illegible
Name:
Title:

By:	ABN AMRO Incorporated

By:	Paul L. Hatton
	Name:	Paul L. Hatton
	Title:	Managing Director

By:	Citigroup Global Markets Inc.

By:	/s/ Jack D. McSpadden, Jr.
	Name:	Jack D. McSpadden, Jr.
	Title:	Managing Director

SCHEDULE I

Joint Book-Running Managers:	Morgan Stanley & Co. Incorporated ABN AMRO Incorporated Citigroup Global Markets Inc.

Manager authorized to appoint counsel under Section 8(c):	Morgan Stanley & Co. Incorporated

Indenture:	Indenture dated as of June 14, 2005 between the Company and the Trustee

Trustee:	LaSalle Bank National Association

Registration Statement File No.:	333-141114

Time of Sale Prospectus	1. Prospectus dated March 7, 2007 relating to the Securities

2. the preliminary prospectus supplement dated March 20, 2007 relating to the Securities

3. the free writing prospectus filed by the Company under Rule 433(d) of the Securities Act on March 20, 2007

Securities to be purchased:	$375,000,000 Floating Rate Notes Due 2010 (the “Floating Rate Notes”) $500,000,000 5.55% Notes Due 2012 (the “2012 Fixed Rate Notes”) $550,000,000 6.05% Notes Due 2017 (the “2017 Fixed Rate Notes”)

Aggregate Principal Amount:	$1,425,000,000

Purchase Price:

Floating Rate Notes: 100% of the principal amount of the Securities, plus accrued interest, if any, from March 23, 2007

2012 Fixed Rate Notes: 99.813% of the principal amount of the Securities, plus accrued interest, if any, from March 23, 2007

2017 Fixed Rate Notes: 99.842% of the principal amount of the Securities, plus accrued interest, if any, from March 23, 2007

I-1

Maturity:	Floating Rate Notes: March 30, 2010 2012 Fixed Rate Notes: March 30, 2012 2017 Fixed Rate Notes: March 30, 2017

Interest Rate:

Floating Rate Notes: Initially to be determined by the Calculation Agent on the second London banking day prior to March 23, 2007, based on 3-month LIBOR plus 0.48%, accruing from March 23, 2007

2012 Fixed Rate Notes: 5.55% per annum, accruing from
March 23, 2007

2017 Fixed Rate Notes: 6.05% per annum, accruing from
March 23, 2007

Interest Payment Dates:

Floating Rate Notes: March 30, June 30, September 30 and December 30 commencing June 30, 2007

2012 Fixed Rate Notes: March 30 and September 30 commencing September 30, 2007

2017 Fixed Rate Notes: March 30 and September 30 commencing September 30, 2007

Closing Date and Time:	March 23, 2007 9:00 a.m. EST

Closing Location:	Mayer, Brown, Rowe & Maw LLP 71 S. Wacker Drive Chicago, IL 60606

I-2

SCHEDULE II

Pricing Term Sheet

Term sheet	Registration Statement No. 333-141114
To prospectus dated March 7, 2007 preliminary prospectus supplement dated March 20, 2007	Filed Pursuant to Rule 433 of the Securities Act of 1933

Free Writing Prospectus Dated March 20, 2007

Hospira, Inc.

$375,000,000 Floating Rate Notes due 2010
$500,000,000 5.55% Notes due 2012
$550,000,000 6.05% Notes due 2017

Floating Rate Notes due 2010
Issuer:	Hospira, Inc.
Principal Amount:	$375,000,000
Maturity Date:	March 30, 2010
Trade Date:	March 20, 2007
Original Issue Date (Settlement):	March 23, 2007
Interest Accrual Date:	March 23, 2007
Issue Price (Price to Public):	100%
Base Rate:	LIBOR Reuters LIBOR01
Spread (plus or minus):	+48 bps
Index Maturity:	Three months, except as described under Initial Interest Rate below
Index Currency:	U.S. Dollars
Interest Payment Period:	Quarterly
Interest Payment Dates:	Each March 30, June 30, September 30 and December 30, commencing June 30, 2007
Day Count Convention:	Actual/360
Optional Make-Whole Redemption:	As a whole or in part, at Hospira’s option, at any time after one year from the date of issuance at 100% of the principal.
Change of Control:	If a Change of Control Triggering Event occurs, Hospira will be required to make an offer to purchase the notes at a price equal to

101% of their principal amount, plus accrued and unpaid interest to the date of repurchase.
Initial Interest Rate:	To be determined by the Calculation Agent on the second London banking day prior to the Original Issue Date, based on 3-month LIBOR plus 0.48%
Initial Interest Reset Date:	June 30, 2007
Interest Reset Dates:	Each Interest Payment Date
Interest Reset Period:	Quarterly
Specified Currency:	U.S. Dollars (“$”)
Minimum Denomination:	$2,000 and integral multiples of $1,000 in excess thereof
Business Day:	New York
CUSIP:	441060 AG5
ISIN:	US441060AG54
Joint Book-Running Managers:	Morgan Stanley & Co. Incorporated ABN AMRO Incorporated Citigroup Global Markets Inc.
Co-Managers:	Banc of America Securities LLC Wachovia Capital Markets, LLC
Global Settlement:	Through The Depository Trust Company, Euroclear or Clearstream, Luxembourg

The issuer has filed a registration statement (including a prospectus) with the SEC for the offerings to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and these offerings. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offerings will arrange to send you the prospectus if you request it by calling Morgan Stanley & Co. Incorporated  toll free at 1-866-718-1649; ABN AMRO Incorporated at 1-888-226-3754; or Citigroup Global Markets Inc. toll free at 1-877-858-5407.

Prospectus Supplement Dated March 20, 2007
Prospectus Dated March 7, 2007

Fixed Rate Notes due 2012
Issuer:	Hospira, Inc.
Principal Amount:	$500,000,000
Maturity Date:	March 30, 2012
Trade Date:	March 20, 2007
Original Issue Date (Settlement):	March 23, 2007
Interest Accrual Date:	March 23, 2007
Issue Price (Price to Public):	99.813%
Interest Rate:	5.55% per annum
Interest Payment Period:	Semi-annual
Interest Payment Dates:	Each March 30 and September 30, commencing September 30, 2007
Day Count Convention:	30/360
Optional Make-Whole Redemption:

As a whole or in part, at our option, at any time, at the greater of (1) 100% of the principal amount of the notes to be redeemed and (2) the sum of the present values of the remaining scheduled payments on such notes discounted to the date of redemption, on a semi-annual basis, at a rate equal to the sum of the applicable treasury rate plus 20 basis points.

Change of Control:

If a Change of Control Triggering Event occurs, Hospira will be required to make an offer to purchase the notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest to the date of repurchase.

Specified Currency:	U.S. Dollars (“$”)
Minimum Denomination:	$2,000 and integral multiples of $1,000 in excess thereof
Business Day:	New York
CUSIP:	441060 AH3
ISIN:	US441060AH38
Joint Book-Running Managers:	Morgan Stanley & Co. Incorporated ABN AMRO Incorporated Citigroup Global Markets Inc.
Co-Managers:	Banc of America Securities LLC Wachovia Capital Markets, LLC
Global Settlement:	Through The Depository Trust Company, Euroclear or Clearstream, Luxembourg

The issuer has filed a registration statement (including a prospectus) with the SEC for the offerings to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and these offerings. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offerings will arrange to send you the prospectus if you request it by calling Morgan Stanley & Co. Incorporated  toll free at 1-866-718-1649; ABN AMRO Incorporated at 1-888-226-3754; or Citigroup Global Markets Inc. toll free at 1-877-858-5407.

Prospectus Supplement Dated March 20, 2007
Prospectus Dated March 7, 2007

Fixed Rate Notes due 2017
Issuer:	Hospira, Inc.
Principal Amount:	$550,000,000
Maturity Date:	March 30, 2017
Trade Date:	March 20, 2007
Original Issue Date (Settlement):	March 23, 2007
Interest Accrual Date:	March 23, 2007
Issue Price (Price to Public):	99.842%
Interest Rate:	6.05% per annum
Interest Payment Period:	Semi-annual
Interest Payment Dates:	Each March 30 and September 30, commencing September 30, 2007
Day Count Convention:	30/360
Optional Make-Whole Redemption:

As a whole or in part, at our option, at any time, at the greater of (1) 100% of the principal amount of the notes to be redeemed and (2) the sum of the present values of the remaining scheduled payments on such notes discounted to the date of redemption, on a semi-annual basis, at a rate equal to the sum of the applicable treasury rate plus 25 basis points.

Change of Control:

If a Change of Control Triggering Event occurs, Hospira will be required to make an offer to purchase the notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest to the date of repurchase.

Specified Currency:	U.S. Dollars (“$”)
Minimum Denomination:	$2,000 and integral multiples of $1,000 in excess thereof
Business Day:	New York
CUSIP:	441060 AJ9
ISIN:	US441060AJ93
Joint Book-Running Managers:	Morgan Stanley & Co. Incorporated ABN AMRO Incorporated Citigroup Global Markets Inc.
Co-Managers:	Banc of America Securities LLC Wachovia Capital Markets, LLC

Global Settlement:	Through The Depository Trust Company, Euroclear or Clearstream, Luxembourg

The issuer has filed a registration statement (including a prospectus) with the SEC for the offerings to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and these offerings. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offerings will arrange to send you the prospectus if you request it by calling Morgan Stanley & Co. Incorporated  toll free at 1-866-718-1649; ABN AMRO Incorporated at 1-888-226-3754; or Citigroup Global Markets Inc. toll free at 1-877-858-5407.

Prospectus Supplement Dated March 20, 2007
Prospectus Dated March 7, 2007

SCHEDULE III

Underwriter	Principal Amount of floating rate notes due 2010 to be purchased	Principal Amount of 5.55% notes due 2012 to be purchased	Principal Amount of 6.05% notes due 2017 to be purchased
Morgan Stanley & Co. Incorporated	131,250,000	175,000,000	192,500,000
ABN AMRO Incorporated	75,000,000	100,000,000	110,000,000
Citigroup Global Markets Inc.	75,000,000	100,000,000	110,000,000
Banc of America Securities LLC	46,875,000	62,500,000	68,750,000
Wachovia Capital Markets, LLC	46,875,000	62,500,000	68,750,000
Total	$375,000,000	$500,000,000	$550,000,000

III-1

Exhibit A

OPINION OF COUNSEL FOR THE COMPANY

The opinion of Mayer, Brown, Rowe & Maw LLP, outside counsel for the Company, to be delivered pursuant to Section 5(c) of Underwriting Agreement, shall be to the effect that:

A.           The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and the Prospectus.

B.            The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

C.            The Securities have been duly authorized by the Company and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for as provided herein, will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and general principles of equity, and will be entitled to the benefits of the Indenture, subject to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and general principles of equity.

D.            The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and general principles of equity.

E.             The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Indenture and the Securities will not contravene any provision of applicable law or the certificate of incorporation or by laws of the Company or, to such counsel’s knowledge, any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or, to such counsel’s knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Indenture or the Securities, except such as have been obtained or as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities.

F.             Such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject other than proceedings summarized in the Registration Statement, the Time of Sale Prospectus or the Prospectus and proceedings which such counsel believes are not likely to have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement, the Indenture or the Securities, or to consummate the transactions contemplated by the Registration Statement or the Prospectus or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

G.            The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Time of Sale Prospectus and the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

H.            The statements in the Time of Sale Prospectus and the Prospectus under the captions “Description of Notes” insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly summarize the matters referred to therein.

I.              The statements in the Time of Sale Prospectus and the Prospectus under the caption “Material U.S. Federal Income Tax Considerations,” insofar as such statements constitute a summary of the United States federal tax laws referred to therein, are accurate and fairly summarize in all material respects the United States federal tax laws referred to therein.

J.             In the opinion of such counsel (1) each document filed pursuant to the Exchange Act and incorporated by reference in the Registration Statement and the Prospectus (except for the financial statements and financial schedules and other financial and statistical data included therein, as to which such counsel need not express any opinion) appeared on its face to be appropriately responsive as of its filing date in all material respects to the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder, and (2) the Registration Statement and the Prospectus (except for the financial statements and financial schedules and other financial and statistical data included therein and except for that part of the Registration Statement that constitutes the Form T-1, as to which such counsel need not express any opinion) appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.

K.            In addition such counsel has participated in conferences with officers and representatives of the Company, representatives of the independent certified public accountants for the Company and the Underwriters and their representatives at which the contents of the

 Registration Statement and the Prospectus and related matters were discussed.  However, except as specifically noted above, such counsel is not passing upon and assumes no responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Time of Sale Prospectus or the Prospectus, or making any representation that we have independently verified or checked the accuracy, completeness or fairness of such statements.  Notwithstanding the foregoing, no facts have come to such counsel’s attention that have led us to believe that (except for financial statements and schedules and other financial and related statistical data and the Statement of Eligibility on Form T-1, as to which such counsel expresses no belief) (i) the Registration Statement as of the date of this Agreement and as of any effective date of the Registration Statement after the date of this Agreement and prior to the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Time of Sale Prospectus as of the date and time that this Agreement is executed and delivered by the parties hereto, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) the Prospectus (or any amendment or supplement thereto), as of its date and as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Exhibit B

OPINION OF COUNSEL FOR THE COMPANY

The opinion of Brian J. Smith, General Counsel of the Company (or such other person who shall be General Counsel of the Company on the Closing Date), to be delivered pursuant to Section 5(d) of the Purchase Agreement, shall be to the effect that:

A.            The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

B.            Each significant subsidiary (as defined in Regulation S-X of the Rule and Regulations promulgated under the Securities Act) of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable, and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims.

C.            The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Time of Sale Prospectus and the Prospectus and the shares of common stock of the Company outstanding on the Closing Date have been duly authorized and are validly issued, fully paid and non-assessable.

D.            Such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject other than proceedings summarized in all material respects in the Time of Sale Prospectus and proceedings which such counsel believes are not likely to have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under the Underwriting Agreement, the Indenture or the Securities or to consummate the transactions contemplated by the Time of Sale Prospectus and the Prospectus.

B-1